As filed with the Securities and Exchange Commission on November 20, 2017

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

BIOPHARMX CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	2834	59-3843182
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

1505 Adams Drive, Suite D

Menlo Park, California 94025

(650) 889-5020

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Anja Krammer

President

1505 Adams Drive, Suite D

Menlo Park, California 94025

(650) 889-5020

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Robert Freedman, Esq. Niki Fang, Esq. Fenwick & West LLP 801 California Street Mountain View, CA 94041 (650) 988-8500	Ivan K. Blumenthal, Esq. Cliff M. Silverman, Esq. Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. Chrysler Center 666 Third Avenue New York, NY 10017 (212) 935-3000

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box.    ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☒ 333-221027

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.    ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.     ☐

Calculation of Registration Fee

Title of Each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price(1)(2)		Amount of Registration Fee(2)
Common Stock, $0.001 par value	$1,025,000	(6)(7)	$128
Pre-funded warrants to purchase shares of common stock	$1,025,000	(6)(7)	$128
Shares of common stock issuable upon exercise of pre-funded warrants(3)	—		—
Series A common warrants to purchase shares of common stock	$1,025,000		$128
Series B common warrants to purchase shares of common stock	$1,025,000		$128
Shares of common stock issuable upon exercise of Series A common warrants and Series B common warrants(3)	—		—
Representative’s warrant to purchase common stock(4)	$20,500		$3
Common stock underlying Representative’s warrant(3)	—		—
Total	$3,095,500		$387	(5)

(1)             Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(o) under the Securities Act of 1933, as amended.

(2)             Pursuant to Rule 416(a) under the Securities Act of 1933, as amended, this registration statement shall also cover an indeterminate number of shares that may be issued and resold resulting from stock splits, stock dividends or similar transactions.

(3)             No registration fee required pursuant to Rule 457(g) under the Securities Act of 1933, as amended.

(4)             Estimated solely for the purposes of calculating the registration fee pursuant to Rule 457(g) under the Securities Act of 1933, as amended. Represents warrants to purchase a number of shares of common stock equal to 2.0% of the common stock and pre-funded warrants (including the common stock issuable upon exercise of the pre-funded warrants) sold in this offering. The warrant is exercisable at a per share exercise price equal to the closing price of our common stock on the day prior to closing of this offering.

(5)             All of this amount was previously paid with the initial filing of the Registration Statement on Form S-1 (File No. 333-221027), which was declared effective on November 20, 2017.

(6)             The proposed additional maximum offering price of the common stock proposed to be sold in the offering will be reduced on a dollar-for-dollar basis based on the offering price of any additional pre-funded warrants offered and sold in the offering, and as such the proposed additional aggregate maximum offering price of the common stock together with the pre-funded warrants (including the common stock issuable upon exercise of the pre-funded warrants), if any, is $1,025,000.

(7)             Based on the public offering price. The registrant previously registered securities at an aggregate offering price not to exceed $30,200,000 on a Registration Statement on Form S-1 (File No. 333-221027), which was declared effective on November 20, 2017. In accordance with Rule 462(b) promulgated under the Securities Act, an additional amount of securities having a proposed maximum aggregate offering price of $3,095,500 is hereby registered, which does not include the securities that the Registrant previously registered on the Registration Statement on Form S-1 (File No. 333-221027).

This Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) promulgated under the Securities Act.

EXPLANATORY NOTE AND INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

This Registration Statement is being filed with the Securities and Exchange Commission, or Commission, pursuant to Rule 462(b) under the Securities Act of 1933, as amended. This Registration Statement relates to the public offering of securities of the Registrant contemplated by the Registration Statement on Form S-1 (File No. 333-221027), initially filed with the Commission by the Registrant on October 19, 2017, as amended, the “Prior Registration Statement”, and is being filed for the sole purpose of registering an increase in the maximum aggregate offering price of $3,095,500 of securities of the same class as were included in the Prior Registration Statement. The contents of the Prior Registration Statement, which was declared effective by the Commission on November 20, 2017, and all exhibits thereto are hereby incorporated by reference into this Registration Statement.

The required opinion and consents are listed on an Exhibit Index attached hereto and filed herewith.

EXHIBIT INDEX

Exhibit		Incorporated by Reference				Filed
Number	Exhibit Description	Form	File No.	Exhibit	Filing Date	Herewith
5.1	Opinion of Fenwick & West LLP					X
23.1	Consent of Fenwick & West LLP (contained in Exhibit 5.1)					X
23.2	Consent of BPM LLP, Independent Registered Public Accounting Firm					X
24.1	Power of Attorney	S-1	333-220127	24.1	10/19/2017

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SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Menlo Park, State of California, on this 20th day of November 2017.

BIOPHARMX CORPORATION

By:	/s/ ANJA KRAMMER
Anja Krammer
President

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Name	Title	Date

/s/ ANJA KRAMMER	President and Director (Principal Executive Officer)	November 20, 2017
Anja Krammer

/s/ GREG KITCHENER	Chief Financial Officer (Principal Financial and Accounting Officer)	November 20, 2017
Greg Kitchener

*	Director	November 20, 2017
Michael Hubbard

*	Director	November 20, 2017
Stephen Morlock

*	Director	November 20, 2017
C. Gregory Vontz

*                 Pursuant to Power of Attorney

By:	/s/ Anja Krammer
Anja Krammer
Attorney-in-Fact

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